AGREEMENT OF LEASE

BETWEEN

GHDLCK LLC,
a Pennsylvania limited partnership

AS LANDLORD

AND

Xyvid Inc..,
a Pennsylvania corporation

AS TENANT

Premises:
1170 Wheeler Way
Suite #200
Middletown Township, Bucks County
Langhorne, PA 19047

LEASE AGREEMENT

THIS LEASE AGREEMENT is made effective this ____day of January, 2020, by and between GHDLCK LLC, a Pennsylvania limited partnership (the "Landlord") and Xyvid , INC., a Pennsylvania corporation (the "Tenant").

Xyvid				$/SqFt			Avg Price
Square Footage Back	6,050 RSF			18.5		111,925	18.5
Security Deposit	$ -						
	Sq Feet	Base Rent PSF	NNN PSF	Total PSF		Annual Rent	Monthly Rent
1/1/20 to 12/31/20	6,050	$ 13.14	$ 2.73	$ 15.87	0%	$ 96,000	$ 8,000.00
1/1/21 to 12/31/21	6,050	$ 13.14	$ 2.73	$ 15.87	0%	$ 96,000	$ 8,000.00
1/1/22 to 12/31/22	6,050	$ 13.14	$ 2.73	$ 15.87	0%	$ 96,000	$ 8,000.00
1/1/23 to 12/31/23	6,050	$ 13.14	$ 2.73	$ 15.87	0%	$ 96,000	$ 8,000.00
1/1/24 to 12/31/24	6,050	$ 13.67	$ 2.84	$ 16.50	4%	$ 99,854	$ 8,321.17
1/1/25 to 12/31/25	6,050	$ 14.21	$ 2.95	$ 17.16	4%	$ 103,848	$ 8,654.02
1/1/26 to 12/31/26	6,050	$ 14.78	$ 3.07	$ 17.85	4%	$ 108,002	$ 9,000.18
1/1/27 to 12/31/27	6,050	$ 15.37	$ 3.19	$ 18.57	4%	$ 112,322	$ 9,360.18
1/1/28 to 12/31/28	6,050	$ 15.99	$ 3.32	$ 19.31	4%	$ 116,815	$ 9,734.59
1/1/29 to 12/31/29	6,050	$ 16.63	$ 3.45	$ 20.08	4%	$ 121,488	$ 10,123.98
1/1/30 to 12/31/30	6,050	$ 17.29	$ 3.59	$ 20.88	4%	$ 126,347	$ 10,528.93

2. *"Base Year":* the twelve (12) month period commencing on January 1, 2021 and expiring on December 31, 2030.

3. *"Broker":* None

4. *"Commencement Date":* the earlier of (i) the date the Tenant first takes occupancy of the Demised Premises; or (ii) the Delivery Date. "Delivery Date" shall be within sixty (60) days following issuance of a Building Permit by Middletown Township and shall mean the date on which Landlord achieves Substantial Completion of Landlord's construction obligations set forth in *Section 20* below. rt is understood and agreed that the Delivery Date is estimated to be January *1, 2021*

5. *"Demised Premises":* consisting of approximately *(6050) of office and* rentable square feet of space ("Tenant's GLA") on the first (1st) floor of the building known as 1170 Wheeler Way (the "Building"), located in Middletown Township, Bucks County, Commonwealth of Pennsylvania. The Demised Premises is designated as *Suite #200* in the Building. The Building and the land on which the Building is located is hereinafter referred to as the "Complex." Landlord may cause its architect to measure the Demised Premises and to certify the same to Landlord and

Tenant. If such architect's determination differs from the square footage listed above, then the size of the Demises Premises shall be adjusted accordingly.

6. *"Landlord's GLA":* the square footage of the Building (or Complex), which is currently approximately: *forty thousand seven hundred ninety-eight (40,798)* rentable square feet.

7. *"NoticeAddresses":*
Landlord:
GHDLCK LLc
1170 Wheeler Way
Suite 150
Langhorne, PA 19047
Attn:Karen Kovalcik

Tenant:
Xyvid, Inc.,
1170 Wheeler Way, Suite 150
Langhorne, PA 19047
Attention:David Kovalcik

8. *"Permitted Use":* professional or general office use, and no other use.

9. *"Security Deposit":* None

10. *"Tenant's Contact": John Orobono*

11. *"Tenant's Proportionate Share":* Fifteen and fifty-four one hundredths percent (15.54%), which is Tenant's GLA divided by Landlord's GLA.

12. *"Term":* Ten (10) Years commencing on the Commencement Date and ending on the last day of the one hundred twenty (120[1]h) month anniversary of the Commencement Date (the "Expiration Date"). So long as Tenant is not in default under the terms of this Lease, and Tenant is open and operating in the Demised Premises, Tenant shall have the option ("Extension Option") to extend the Term for one (1) extension period of five (5) years ("Extension Period") on the same terms and conditions herein, except that Annual Base Rent in the Extension Period shall be ninety-five percent (95%) of the then current Fair Market Rental Rate. As used herein, the term Fair Market Rental Rate shall mean the average of the annual rental rates then being charged for comparable space in the Building, or, if no comparable space exists in the Building, for comparable space within a five (5) mile radius of the Building. Landlord shall determine the Fair Market Rental Rate using its good faith judgment and shall provide written notice of such rate within fifteen (15) days after Tenant exercises the Extension Option. The Tenant's right to extend the Term shall be subject to the following:

(a) At the time Tenant delivers its written notice of election to exercise the Extension Option to Landlord, this Lease shall be in full force and effect, Tenant shall not be in default in the performance of any of its obligations hereunder.

(b) Except for the Extension Period, there shall be no further privilege of renewal or extension.

(c) The Tenant may exercise an option to extend by giving written notice to the Landlord within six (6) months prior to the Expiration Date. If Tenant elects to extend the Term, the Expiration Date shall be extended to the end of the then current Extension Period.

WITNESSETH THAT:

1. *DEMISED PREMISES.* Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Demised Premises.

2. *TERM.* Tenant shall use and occupy the Demised Premises for the Term, unless sooner terminated as herein provided.

3. *MINIMUM RENT.*

(a) The Base Rent is set forth in *Section 1* of the Fundamental Lease Provisions. The first (1st) installment of Base Rent, which shall be the Base Rent due for the third (3rd) month of

the Term, shall be paid upon the execution of this Lease ("Rent Commencement Date") and subsequent installments to be payable on the first (1st) day of each successive month of Term hereof beginning on the fourth (4th) month of the Term.

(b) If the term of this Lease begins on a day other than the first (1st) day of a month, rent from such day until the first (1st) day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day of such partial month, and the installment of rent paid at execution hereof shall be applied to the rent due for the first (1st) full calendar month of the term hereof.

(c) All rent and other sums due to Landlord hereunder shall be payable to Landlord at Landlord's notice address specified in *Section 7* of the Fundamental Lease Provisions, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim (except to the extent demand or notice shall be expressly provided for herein).

(d) If Landlord, at any time or times, shall accept said rent or any other sum due hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord's rights hereunder. If Tenant shall fail to pay any sum due hereunder within ten (10) days of the due date thereof, Tenant shall pay a late charge in the amount of five percent (5%) of the amount due and owing, and, if such sum is not paid within ten (10) days after the due date thereof, Tenant shall also pay interest at the rate of four percent (4%) above the announced "prime rate" of interest being charged from time to time as posted in the Wall Street Journal (or its successor publication) from the due date until the date of payment (the "Default Rate").

(e) All sums payable to Landlord by Tenant under this Lease and not specifically designated as Base Rent or Operating Expense Rent (as hereinafter defined) shall be considered to be additional rent ("Additional Rent") and shall be payable with the next installment of Base Rent after such Additional Rent becomes payable. If Tenant fails to pay Additional Rent when required hereunder, Landlord shall be entitled to exercise the same remedies for collecting such Additional Rent as it would in connection with a failure to pay Base Rent. Base Rent, Operating Expense Rent and Additional Rent are collectively referred to as "Rent."

4. *OPERA TJNG EXPENSES.*

A. Payment.

(a) Within one hundred twenty (120) days following the end of the first (1st) and each succeeding Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and (iii) Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as Additional Rent the Operating Expense Adjustment for such Operating Year.

(b) Commencing with the first (1st) month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the

Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating Year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant), in the manner provided above, any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

B. *Definitions.* As used in this Lease, the following words and terms shall be defined as hereinafter set forth: the Term of the Lease.

(1) *"Operating Year"* shall mean each calendar year that occurs during

(2) *"Operating Expense Statement"* shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and (iii) the Tenant's Operating Expense Adjustment for such Operating Year or portion thereof. Unless Tenant, within thirty (30) days after the Operating Expense Statement is furnished, shall give notice to Landlord that it disputes the Operating Expense Statement, specifying in detail the basis for such assertion, each Operating Expense Statement furnished to Tenant by Landlord under any provision of this *Section 4* shall be conclusive and binding upon Tenant as to the particular Operating Expense due from Tenant for the period represented thereby; provided, however, that additional amounts due may be required to be paid by any supplemental Operating Expense Statement furnished by Landlord. Pending resolution of any dispute, Tenant shall pay the Operating Expense in accordance with the Operating Expense Statement furnished by Landlord. Landlord agrees, upon prior written request and during normal business hours, to make available for Tenant's inspection, at Landlord's or its agent's offices, Landlord's books and records which are relevant to any disputed amount provided that such amount shall have been paid by Tenant to Landlord.

(3) *"Operating Expense"* shall mean the following expenses incurred by the Landlord in connection with the operation, repair and maintenance of the Demised Premises:

(i) unless an exemption or abatement is in place for the Demised Premises, real estate taxes and other taxes or charges levied in lieu of real estate taxes; general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the Building or the use, occupancy or renting of space therein;

(ii) premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverage (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage;

(iii) all maintenance and repair costs to all areas of the Building, including repairs and replacements of supplies and equipment, snow and trash removal and paving, lawn and general grounds upkeep, maintenance and repair (but not replacement) of all mechanical equipment such as HVAC, electrical and plumbing equipment, and the costs of all labor, materials and supplies incidental thereto; (iv) wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, including, without limitation, payments made directly to or through independent contractors for performance of

such services or for servicing maintenance contracts;

(v) a management fee of five percent (5%) of gross rents and operating expenses; and

(vi) any and all other reasonable expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Demised Premises which are properly expensed in accordance with generally accepted accounting principles consistently applied to the operation, maintenance and repair of a first class office complex/building.

C. *Final Year of Lease Term.* During the calendar year in which the Term ends, Landlord shall submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "Final Period") beginning on the first day of the final Operating Year of the Term or, if later, the end date of the period upon which the immediately preceding Operating Expense Adjustment is based, and ending on the final day of the Term. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the Term, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant during the Final Period.

5. *UTILITIES SEPARATELY CHARGED TO DEMISED PREMISES.* The Tenant shall be responsible for all utilities (including gas & electric) which are consumed within the Demised Premises. *A* separate meter will be installed, at Landlord's sole cost and expense and Tenant shall pay for the consumption of such utilities based on its metered usage. Tenant shall pay utility bills within ten (10) days after the receipt, and non-payment or late payment of such bills shall be considered a default under this Lease. Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Demised Premises and the Complex, and Landlord shall have the right of access to the Demises Premises from time to time to install or remove utility facilities.

6. *SECURITY DEPOSIT. As* additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the Security Deposit which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant's default). Upon a default by Tenant hereunder, Landlord shall have the right to apply so much of the Security Deposit as is necessary to cure such default or pay an expenses incurred as a result of such default. Tenant shall, upon demand, restore any portion of said Security Deposit which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent that Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (without interest) to Tenant within thirty (30) days of termination of this Lease.

Should Landlord transfer Tenant's security payment to any other owner or successor in interest, the Landlord will provide prompt written notice, no later than ten (10) days after the transfer, to Tenant including a description of the amount transferred and the name and address of the successor in interest. If Landlord makes such transfer without providing Tenant with proper notice Landlord shall remain liable to Tenant for return of the full security deposit payment to Tenant at the end of the Lease term. This provision shall be applicable to every change in title and does not permit the Landlord to retain the security after termination of the Landlord's ownership.

7. ***SERVICES.*** Landlord shall:

(a) Provide Tenant and its employees and agents access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building.

(b) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

(c) Furnish the Demised Premises with electric for heating, hot and cold water and air conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than computers, typewriters, adding machines and other machinery and customary office equipment, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.

(d) Operate, maintain and repair the Building (other than individual tenant spaces) and the roof, structure and common areas thereof, and all systems supplied to the Building (i.e. HVAC, electrical, plumbing and sewer) in good order and repair and in accordance with all laws. The Tenant acknowledges that Landlord does not warrant that any of the services referred to in this ***Section 7*** will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damages, permit Tenant to abate rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take action within its control.

(e) Provide five (5) day per week janitorial service to the Building and the Demised Premises, occurring Monday through Friday, excluding weekends and legal holidays in accordance with the janitorial specifications attached hereto as ***Exhibit*** *"E"* attached hereto.

(f) Provide Tenant with its building standard identification on lobby directory(s) and outside entrance to Tenant's demised premises.

(g) Provide Tenant with access to the Building and the Demised Premises seven (7) days a week/twenty-four (24) hours a day, without additional charge or expense. As a part of Operating Expenses, Landlord shall change light bulbs and ballasts.

CARE OF DEMISED PREMISES. Tenant agrees, on behalf of itself, its employees and agents that Tenant shall:

(h) Not use the Demised Premises or any part thereof for any purpose or use in violation of any law or ordinance or any regulation of any governmental authority, or in any manner that will constitute an unreasonable annoyance to any occupant of the Building, or a nuisance, or that will injure the reputation of the Building or any part thereof, or for any hazardous purpose, or in any manner that will violate, suspend, void or serve to increase the premium rate ot or make inoperative, any policy or policies of insurance maintained by Landlord with respect to the Building or the Property. In the event of a breach of this covenant, in addition to all other

remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent any and all increase or increases of premiums on insurance carried by Landlord on the Demised Premises, the Property or the Building;

(i) Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to Tenant's use and occupancy of the Demised Premises;

(j) Give Landlord access to the Demised Premises at all times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) to show the Demised Premises to prospective mortgagees, purchasers and tenants;

(k) Maintain, repair and replace the interior of the Demised Premises in good order and repair as and when needed, and replace all glass broken by the negligence of Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises;

(l) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

(m) Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text approved in writing by Landlord;

(n) Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium). Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

(o) Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord. Any alteration or addition approved by the Landlord shall be performed: (i) at Tenant's sole cost and expense; (ii) by contractors and subcontractors approved in advance in writing by Landlord; and (iii) in a good and workmanlike manner and in accordance with all applicable laws and ordinances. Upon completion of any alterations or additions requiring Landlord's consent hereunder, Tenant shall pay to Landlord an amount equal

to five percent (5%) of the total cost of such alterations to reimburse Landlord for review of all plans and specifications and final inspection of the work. All alterations to the Demised Premises by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, all such alterations shall remain at the Demised Premises and become the property of Landlord without payment by Landlord therefor. Notwithstanding the foregoing, Landlord, at Landlord's option, shall have the right to require that any or all of such alterations be removed upon the expiration or earlier termination of the Lease by providing written notice thereof to Tenant, in which event Tenant, at Tenant's sole cost and expense, shall remove such alterations and repair any resulting damage;

(p) Not install or authorize the installation of any coin operated vending machine, except for the dispensing of coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

(q) Observe the rules and regulations annexed hereto as *Exhibit "C"* as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

8. *SUBLETTING AND ASSIGNING.* Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord's prior written consent thereto which consent shall not be unreasonably withheld conditioned or delayed. If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed consent to any further subletting or assignment. If Landlord consents to any such subletting or assignment, the same shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease.

9. *DELAY IN POSSESSION.* If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof because of the holding over or retention of possession of any tenant or occupant, or if any repairs, improvements or decoration of the Demised Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until possession of Demised Premises is given or until Landlord shall give written notice to Tenant that the Demised Premises are available for occupancy by Tenant, whichever shall first occur, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term ofthis Lease.

10. *FIRE OR CASUALTY.* If the Building or Premises are damaged or destroyed by fire or other casualty, causing Tenant's space to be unusable for general office purposes or causing services to Tenant to be interrupted or diminished, Landlord will have up to ninety (90) days from the date of the casualty to fully repair the Building or Premises and restore Tenant to full services. If a casualty occurs, Landlord will provide Tenant with prompt written notice outlining the repairs or replacements to be made and a commercially reasonable time frame for same. If the repairs cannot be made within a ninety (90) day time period, Tenant may terminate the Lease by providing not less than ten (10) days written notice to the Landlord.

11. *LIABILITY.* Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the willful negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence to the extent Tenant would be covered by insurance that Tenant is required to carry hereunder.

12. *EMINENT DOMAIN.* In the event that the whole of the Demised Premises, Building or Property shall be taken under the power of eminent domain, this Lease shall terminate as of the date possession shall be so taken.

(a) In the event that a portion of the floor area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business, this Lease shall terminate as of the date possession of such portion is taken.

(b) In the event of any taking under the power of eminent domain, which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall remain in full force and effect, except that the Base Rent shall be reduced in the same proportion that the amount of the floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall, at Landlord's own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to the interior of the Demised Premises and Tenant's furniture, fixtures and equipment.

(c) All damages awarded for any such taking under the power of eminent domain, whether for the whole or part of the Demised Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for loss or diminution in value of the leasehold or otherwise; provided, however, that Landlord shall not be entitled to any separate award made directly to Tenant for loss of, or damage to, Tenant's trade fixtures and removable personal property or for relocation damages awarded to Tenant, provided the same does not reduce the amount of the award payable to the Landlord.

(d) If this Lease is terminated as provided in this *Section 13,* all Base Rent, Operating Expense Rent and other sums due hereunder shall be paid to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any Rent paid by Tenant in advance and not yet earned.

(e) A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purposes of this *Section 13.*

13. *INSOLVENCY.* The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any

state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach shall have, without need of further notice, the rights enumerated in *Section 15* herein.

14. *DEFAULT*.

(a) If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due and such failure continues for a period of ten (10) business days following receipt of written notice thereof from Landlord (which written notice Landlord need not give more than twice in any twelve (12) month period), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease, or if any of the events specified in *Section 14* occur, or if Tenant vacates or abandons the Demised Premises without thirty (30) days prior written notice to and written permission form the Landlord, and in any said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to Landlord by law or equity or by any other provisions hereof, may at any time thereafter:

(i) declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

(b) For purposes herein, the "*Accelerated Rent Component*" shall mean the

(i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component; and

(iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of the additional rent to accrue pursuant to the provisions of *Section 4* hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default).

(c) In any case in which this Lease shall have been terminated, or in any case in

which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms (which may include concessions of free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, and consolidated with other space or otherwise changed or prepared for reletting. No relating shall be deemed a surrender and acceptance of the Demised Premises.

(d) Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

(e) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

(f) *AFTER A DEFAULT OR THE EXPIRATION OF THE TERM, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE DEMISED PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENAN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID DEMISED PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE DEMISED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR REN OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.*

(g) It is expressly understood and agreed that Tenant acknowledges that

it knowingly, willingly, intelligently and voluntarily agrees to the Confession of Judgment clause contained in *Sections 15* (Tenant initials)

(h) Should Tenant or Landlord incur legal expenses to enforce the terms and conditions of the other parties obligations under this Lease, each party shall be responsible for their own costs and expenses, including attorney's fees, unless one party is adjudicated to be in default under the terms of the Lease by a court of law, arbitrator or similar adjudicating body, in which case the prevailing party shall be entitled to recover all reasonable fees and costs associated with the action.

15. ***SUBORDINATION***. This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter encumber the Building and/or the land on which the Building is located, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be necessary, provided that Tenant shall execute, within ten (10) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. If Landlord has attached to this Lease, or subsequently delivers to Tenant, a form of subordination agreement required by Landlord's lender, Tenant shall executed and return the same to Landlord within ten (10) days after receipt thereof by Tenant. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

16. ***NOTICES.*** All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to an officer of Tenant or sent by registered, certified mail or an overnight delivery service addressed to Tenant at the Building, or to such other place designated by Tenant in writing to Landlord, and the time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail, as the case may be. Any notice by Tenant to Landlord must be served by registered or certified mail or an overnight delivery service, addressed to Landlord at Landlord's notice address set forth in ***Section 7*** of the Fundamental Lease Provisions. Tenant agrees that Landlord shall not be in default under any of the provisions of this Lease to be performed or complied with by Landlord unless Tenant shall first have given written notice to Landlord and to the holders of any mortgages upon the Building or Property (if Landlord shall have notified Tenant of the names and addresses of the holders of such mortgages) specifying the default, and if such alleged default shall not have been cured by Landlord or the holder of any such mortgages within fifteen (15) days after such written notice or such additional time as is reasonably required to cure the default after the giving of the written notice.

17. ***HOLDING-OVER.*** Upon the expiration of the term of this Lease, either by lapse of time or otherwise, agrees to peaceably surrender to Landlord the Demised Premises and all alterations, additions, improvements, changes and fixtures in accordance with this Lease. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation

of any of Landlord's rights or remedies therefor) be one at sufferance and Tenant shall pay Landlord, as liquidated damages, a sum equal to one hundred fifty percent (150%) of the Base Rent to be paid by Tenant to the Landlord for such time as tenant shall so retain possession of the Demised Premises or any part thereof, plus any other Operating Expense Rent and Additional Rent payments provided for in this Lease; provided, however, that exercise of Landlord's rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

18. ***TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES.***

A. ***Hazardous Substances.*** The term "Hazardous Substances," as used in the Lease, shall include, without limitation, flammables, explosives, radioactive materials, medical waste, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulations now or hereafter enacted or promulgated by a governmental authority.

B. ***Tenant's Restrictions.*** The Tenant shall not cause or permit to occur:

(1) Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises or Building, or arising from Tenant's use or occupancy of the Demised Premises, including, but not limited to, soil and ground water conditions; or

(2) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Demised Premises or the Property.

C. ***Environmental Clean-Up.***

(1) The Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances **("Laws").**

(2) The Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the **"Authorities")** under the Laws.

(3) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Demised Premises or the Property, or which arises at any time from Tenant's use or occupancy of the Demised Premises or the Property, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

(4) Tenant shall promptly provide all information regarding Hazardous Substances that is required by Landlord. If Tenant fails to fulfill any duty imposed under this

subparagraph within a reasonable time, Landlord may do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this subparagraph.

(5) Medical Tenant facilities which produce medical waste (Red Bag) shall arrange for their own pick-up and disposal of all "Red Bag" materials.

(6) Tenant's obligations and liabilities under this subparagraph shall survive the expiration of this Lease.

D. ***Indemnification.***

(1) Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises. In the event that any action or proceeding is brought against Landlord, its agents, servants or employees, by reason of any such claim, Tenant shall (a) defend such action or proceeding upon written notice from Landlord by counsel designated by Landlord, and (b) further indemnify, defend and save Landlord, its agents, servants and employees harmless from and against all reasonable costs, expenses, counsel fees, liabilities, orders and judgments incurred or rendered in or about any such action or proceeding.

(2) Landlord shall and does hereby indemnify and hold Tenant harmless of and from all loss or liability incurred by Tenant in connection with any failure of Landlord to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant's use of the Demised Premises. In the event that any action or proceeding is brought against Tenant, its agents, servants or employees, by reason of any such claim, Landlord shall (a) defend such action or proceeding upon written notice from Tenant by counsel designated by Tenant, and (b) further indemnify, defend and save Tenant, its agents, servants and employees harmless from and against all reasonable costs, expenses, counsel fees, liabilities, orders and judgments incurred or rendered in or about any such action or proceeding

E. *Mold.* Tenant shall undertake any and all actions necessary to prevent mold from forming in, on and/or under the Demised Premises including, but not limited to, the following: (i) Tenant shall immediately notify Landlord in writing of any water leaks, plumbing leaks, roof leaks, foundation leaks or any other source of water that penetrates into the Demised Premises; (ii) in the event Tenant shall have the right and ability to control the air conditioning system serving the Demised Premises, and the humidity outside of the Demised Premises is eighty percent (80%) or higher, and the temperature outside of the Demised Premises is ninety degrees Fahrenheit (90° F) or higher, Tenant shall utilize the air conditioning system to remove excess humidity inside the Demised Premises; (iii) in the event Tenant becomes aware of any mold growth, Tenant shall immediately notify Landlord in writing. In the event Tenant fails to take any of the actions as set forth herein, in addition to any and all rights and remedies of Landlord as set forth herein and at law and in equity, Tenant shall be responsible for any and all costs and other damage that may result from any such growth of mold in, on and/or under the Demised Premises.

19. *LANDLORD IMPROVEMENT.* Landlord shall at its sole cost and expense cause the Demised Premises to be completed in accordance with the construction plan attached hereto as *Exhibit "B"* and *Exhibit B-1* and the Work Letter attached as *Exhibit B-2,* reserving the right to: (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; and (b) make changes necessitated by conditions met during the course of construction, provided that Tenant's approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings). During the course of Landlord's construction, Landlord shall communicate with Tenant through Tenant's Contact, and Landlord shall have the right to rely on, and Tenant shall bound by, decisions and other agreements made by Tenant's Contact with regard to Landlord's construction. Tenant shall contribute *Thirteen Thousand Eight Hundred Twenty-Two Dollars ($13,822.00)* towards the costs of Tenant Improvements outlined on *Exhibit 8-2* This amount shall become payable fifty (SO%) percent upon execution with the remaining fifty (50%) due and payable within twenty (20) days following the Lease Commencement Date.

20. *WAIVER OF SUBROGATION.* Each party hereto hereby waives any and every claim which arises or which may arise in its favor against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is covered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefore, the party which

would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

21. *RENT TAX.* If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

22. *PRIOR AGREEMENT. AMENDMENTS.* Neither Landlord nor Tenant has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise. No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Tenant agrees to execute any amendment to this Lease required by a mortgagee of the Building, which amendment does not materially adversely affect Tenant's rights or obligation hereunder.

23. *CAPTIONS.* The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

24. *MECHANIC'S LIEN.* Tenant shall, within ten (10) days after notice from Landlord, discharge any mechanic's lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

25. *LANDLORD'S RIGHT TO CURE.* Landlord may (but shall not be obligated), on five (5) days' notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney's fees incurred) shall be deemed additional rent payable upon demand.

26. *PUBLIC LIABILITY INSURANCE.* Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant's use thereof, comprehensive public liability insurance, naming Landlord as an additional insured but solely to the extent of Tenant's negligence, covering injury to person and property in amounts equal to One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate. Tenant shall lodge with Landlord certificates of such insurance at or prior to the commencement date of the term hereof, and shall endeavor to lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration. All such certificates shall provide that such insurance coverage may not be cancelled or materially amended unless Landlord is given at least thirty (30) days prior written notice of the same.

27. *ESTOPPEL STATEMENT.* Tenant agrees that at any time and from time to time at reasonable intervals, within ten (10) business days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord's mortgagee, or to other person designated by Landlord, a certificate in a form as may from time to time be provided, ratifying this Lease and

certifying (i) that Tenant has entered into occupancy of the Demised Premises and the date of such entry if such is the case; (ii) that the Lease is in full force and effect and has not been assigned, modified, supplemented, or amended in any way (or, if there has been any assignment, modification, supplement, or amendment, identifying the same); (iii) that this Lease represents the entire agreement between Landlord and Tenant as to the subject matter hereof; (iv) the date of commencement and expiration of the Term; (v) that all conditions under this Lease to be performed by Landlord have been satisfied and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (and if not, what conditions remain unperformed); and
(vi) such other matters as Landlord, Landlord's mortgagee or such other party requesting the certificate may reasonably request Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute such a document in the event Tenant shall fail to do so within ten (10) days of receipt of Landlord's request. In addition, Tenant shall deliver to Landlord upon request true and complete copies of Tenant's accountant reviewed or prepared financial statements, including balance sheets and profit and loss statements, for the three (3) fiscal years of Tenant prior to such request by Landlord, certified by Tenant to be true and correct

29. ***RELOCATION.*** Intentionally Omitted.

30. ***MISCELLANEOUS.***

(a) Tenant represents and warrants that it has not worked or employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Broker (defined above) who shall be paid by Landlord.

(b) The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns.

(c) The term "Landlord" as used in this Lease means the fee owner of the Building or if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building. Landlord represents that it is the holder of such rights as of the date of execution hereof. In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights). The successor in interest shall not

(i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord. Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or **in** respect of this Lease, the Demised Premises or the Building, shall be limited to the equity of Landlord in its interest in the Building.

(d) Tenant agrees to execute a memorandum of this Lease in the form submitted by Landlord, which may be recorded by Landlord. Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute a default hereunder; and Tenant hereby appoints Landlord its attorney in fact to file any instrument to remove or discharge from record any such recordation of this Lease or memorandum.

(e) This Lease Agreement may be executed in counterparts.

(f) Upon the request of any mortgagee, prospective mortgagee or prospective purchaser of the Building, Tenant shall provide to Landlord complete copies of Tenant's latest annual financial statements and such other information as may be reasonably requested by such mortgagee and/or purchaser.

(g) Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture and inventory and other personal property of Tenant situate in the Demised Premises.

(h) Access to the D-Mark shall be controlled via a numeric lock system. Should the Tenant require access to the D-Mark, the Tenant shall first contact the Landlord or the Landlord's designated property manager for supervised access to the D-Mark..: In the event of an emergency in which the Landlord or the Landlord's property manager is unable to supervise access to the D-Mark, the lock combination will be provided to the Tenant.

(i) Landlord agrees that Tenant shall install a key pad security system within the Demised Premises.

(j) If at any time during the Term, rental space in the Building becomes available for lease, Landlord covenants to first offer such space to Tenant at a rental rate equal to the then prevailing market rental rate for the Building. Before offering such available space to any other tenant, Landlord shall give to Tenant a written offer stating the date on which such space will become available for lease by Tenant and the Landlord's calculation of the rental rate. Tenant shall have ten (10) days from receipt of such offer to respond to Landlord's notice. If Tenant fails to respond within the ten (10) day period, the right of Tenant to take such space becomes void. The cost of any tenant improvements shall be pro rated accordingly.

(k) *DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.*

-SIGNATURES COMMENCE ON THE FOLLOWING PAGE-

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

Karen Kovalcik

GHDLCK LLc

David Kovalcik

Xyvid Inc.